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                                                                    EXHIBIT 99.1

                                                                   PRESS RELEASE
                               Jameson Inns, Inc.
                      8 Perimeter Center East, Suite 8050
                             Atlanta, Georgia 30346
                       (770) 901-9020 FAX (770) 901-9550


FOR IMMEDIATE RELEASE

April 25, 2002
                              Contact: Craig R. Kitchin
                                       President and Chief Financial Officer
                                       (770) 901-9020


              Jameson Inns Announces First Quarter Common Dividend

Atlanta, GA, April 25/PRNewswire/ -- Jameson Inns, Inc. (NASDAQ: JAMS), today announced that its Board of Directors has declared the Company's regular quarterly cash dividend of $.05 per share on its common stock for the first quarter ended March 31, 2002. The dividend is payable on May 20, 2002 to shareholders of record as of May 3, 2002.

Jameson Inns is a hotel real estate investment trust (REIT) which owns limited-service hotel properties operating as Jameson Inns and Signature Inns. For more information, visit www.jamesoninns.com.